As filed with the Securities and Exchange Commission on February 26, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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DASEKE, INC.

(Exact name of registrant as specified in its charter)

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Delaware	47-3913221
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

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DASEKE, INC. 2017 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

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Soumit Roy

Chief Legal Officer, General Counsel and Corporate Secretary
15455 Dallas Parkway, Suite 550

Addison, Texas, 75001
(Name and address of agent for service)

(972) 248-0412

(Telephone number, including area code, of agent for service)

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With a copy to:

Lanchi D. Huynh Kirkland & Ellis LLP 1601 Elm Street Dallas, Texas 75201 (214) 972-1770

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.      ☐

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CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share	5,000,000 (2)	$5.33 (3)	$26,650,000.00	$2,907.52

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Daseke, Inc. (the “registrant”) issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction. No additional registration fee is included for these shares.

(2)	Represents shares of Common Stock reserved for issuance under the Daseke, Inc. 2017 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

(3)	Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act; this price is equal to the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on February 19, 2021.

EXPLANATORY NOTE

This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-218386) of the registrant is effective. The information contained in the registrant’s registration statement on Form S-8 (SEC File No. 333-218386) is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the registrant hereby incorporates by reference into this registration statement the following documents:

a.	the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2021;

b.	the registrant’s Current Report on Form 8-K filed with the Commission on January 5, 2021; and

c.	the description of the registrant’s securities contained in the Registration Statement on Form 8-A, filed by Hennessy Capital Acquisition Corp. II (renamed Daseke, Inc.) with the Commission on July 21, 2015, including any amendments or reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this registration statement, which are incorporated herein:

Exhibit No.	Exhibit Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant on March 3, 2017).
4.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed by the registrant on August 6, 2020).
4.3	By-Laws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant on May 25, 2018).
4.4	First Amendment to the By-Laws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant on August 18, 2020).
4.5	Daseke, Inc. 2017 Omnibus Incentive Plan, as amended and restated on May 26, 2017, effective as of February 27, 2017 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed by the registrant on May 31, 2017).
4.6	First Amendment to Daseke, Inc. 2017 Omnibus Incentive Plan (as amended and restated on May 26, 2017, effective as of February 27, 2017), effective as of September 6, 2019 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the registrant on November 12, 2019).
5.1*	Opinion of Kirkland & Ellis LLP.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1 to this registration statement).
24.1*	Power of Attorney (contained on the signature page of this registration statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on February 26, 2021.

DASEKE, INC.

By:	/s/ Jonathan Shepko
Name:	Jonathan Shepko
Title:	Interim Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason Bates and Soumit Roy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jonathan Shepko Jonathan Shepko	Interim Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2021

/s/ Jason Bates Jason Bates	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 26, 2021

/s/ Brian Bonner Brian Bonner	Chairman of the Board of Directors	February 26, 2021

/s/ Don R. Daseke Don R. Daseke	Director	February 26, 2021

/s/ Grant Garbers Grant Garbers	Director	February 26, 2021

/s/ Daniel J. Hennessy Daniel J. Hennessy	Director	February 26, 2021

/s/ Chuck Serianni Chuck Serianni	Director	February 26, 2021

/s/ Ena Williams Ena Williams	Director	February 26, 2021

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